Exhibit 99
FOR IMMEDIATE RELEASE Contacts: Ewen Cameron, President & CEO ecameron@teltronics.com 941.753.5000
IDEAS THAT COMMUNICATE 941-753-5000 941-751-7724 (Fax) 2150 Whitfield Industrial Way Sarasota, FL 34243-4046

TELTRONICS, INC. SECURES A $12 MILLION FACILITY WITH WELLS FARGO FOOTHILL

New financing with Wells Fargo unit gives Teltronics the resources required to meet growth needs.

SARASOTA, FL, June 4, 2007 ---Teltronics, Inc. (OTCBB: TELT), a leading provider of communications solutions, announced the receipt of a $12 million facility from Wells Fargo Foothill, part of Wells Fargo & Company (NYSE:WFC). Teltronics plans to use the funding for working capital and to support growth strategies by backing new opportunities.

“As we continue to expand our product services and offerings, it is important to establish a banking relationship with a strategic partner more attune to our business needs, stated Ewen Cameron, President and CEO for Teltronics. “We are excited about Wells Fargo Foothill’s knowledge in the technology industry because it provides Teltronics with a unique funding opportunity that allows for more creative investing and growth.”

“We are pleased to have been able to provide this facility for Teltronics,” said Jerry L. Jansen, senior vice president with Wells Fargo Foothill. “We look forward to working with the company in support of its plans for future growth.”

About Wells Fargo Foothill:
Wells Fargo Foothill is a leading provider of senior secured financing to middle-market companies across the United States and Canada, offering flexible, innovative credit facilities from $10 million to $1 billion and more. It is part of Wells Fargo & Company, a diversified financial services company with $486 billion in assets, providing banking, insurance, investments, mortgage and consumer finance to more than 23 million customers from more than 6,000 stores and the Internet (wellsfargo.com) across North America and elsewhere internationally. Wells Fargo Bank, N.A. is the only bank in the U.S., and one of only two banks worldwide, to have the highest credit rating from both Moody’s Investors Service, “Aaa,”

and Standard & Poor’s Ratings Services, “AAA.” For more information, visit Wells Fargo Foothill on the Internet at www.wffoothill.com.

About Teltronics:

Teltronics, Inc. is a leading global provider of communications solutions and services that help businesses excel. The Company manufactures telephone switching systems and software for small-to-large size businesses and government facilities. Teltronics’ Enhanced 911 solutions provide lifesaving information to public safety communications centers. Teltronics offers a full suite of Contact Center solutions - software, services and support – to help their clients satisfy customer interactions.  Teltronics also provides remote maintenance hardware and software solutions to help large organizations and regional telephone companies effectively monitor and maintain their voice and data networks. The Company serves as an electronic contract-manufacturing partner to customers in the U.S. and overseas. Further information regarding Teltronics can be found on their web site, www.teltronics.com.

A number of statements contained in this press release are forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements can generally be identified as such because the context of the statement will include words such as we "believe," "anticipate," "expect," or words of similar import.  Similarly, statements that describe our future plans, objectives, strategies or goals are also forward-looking statements.  These forward-looking statements involve a number of risks and uncertainties that may materially adversely affect the anticipated results.  Such risks and uncertainties include, but are not limited to, the timely development and market acceptance of products and technologies, competitive market conditions, payment of the consideration under our acquisition agreements, successful integration of acquisitions and the failure to realize the expected benefits of such acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses ,the ability to make payments under our outstanding indebtedness, the ability to pay dividends on our preferred stock, risks relating to foreign currency translations, and other factors described in the Company's filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

###